Exhibit 99.1

DIGITALBRIDGE ANNOUNCES THIRD QUARTER 2021 FINANCIAL RESULTS

Boca Raton, November 4, 2021 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the third quarter ended September 30, 2021. The Company reported third quarter 2021 total revenues of $252 million, GAAP net income attributable to common stockholders of $41 million, or $0.08 per share, Core FFO of $2.0 million and AFFO of $0.7 million.

“Having successfully rotated more than $70 billion of AUM in less than three years, we’ve transformed DigitalBridge into a leading global digital infrastructure firm. Nearly 100% digital, we’re fully aligned with the powerful secular tailwinds driving opportunities in global connectivity and playing offense by generating growth through new offerings while accelerating operating earnings,” said Marc Ganzi, President and CEO of DigitalBridge. "We are pleased that our second flagship fund, DCP II, reached commitments of $8.1 billion, validating DigitalBridge as the partner of choice to institutional capital looking to build exposure to this resilient, growing asset class."

Q3 2021 HIGHLIGHTS
Digital Transformation - Finish the Mission
•Capital formation momentum - DCP II commitments reached $8.1 billion in October, an increase of over $1.5 billion since our last quarter report and 35% higher than the original $6.0 billion target. Total Digital FEEUM increased to $17.2 billion as of November 4, 2021, exceeding our year-end 2021 guidance a quarter ahead of schedule.
•Rotation to digital - 99% digital AUM, a rotation of $73 billion in AUM in less than three years, proforma for the closing of previously announced sales of legacy businesses, including the Wellness Infrastructure sale announced in September 2021.
•Transforming and scaling of our portfolio companies - Expanded our Digital Operating portfolio in the third quarter, acquiring a 24MW hyperscale data center serving the strategic Santa Clara, CA market, increasing capacity by 14% at the Vantage SDC platform. In Digital IM, DCP II now has 8 platform investments and is nearly 50% invested.
•Reduced corporate debt and lowered cost of capital - Since the second quarter, DBRG has redeemed $150 million in preferred stock, conducted an early exchange of $44 million in convertible notes and issued a $500 million digital investment management fee revenue securitization, effectively lowering its cost of corporate capital and increasing current cash flows.

Financial Summary
($ in millions, except per share data and where noted)
	Q3 2021	Q3 2020
Revenues
Property operating income	$195	$99
Fee income	$50	$20
Total revenues	$252	$123

Net income (loss) to common stockholders	$41	$(206)
Net income (loss) to common stockholders per share	$0.08	$(0.44)
Adjusted EBITDA	$18	$(6)
Core FFO	$2	$(31)
Core FFO per share	$—	$(0.06)
AFFO	$1	N/A(2)
AFFO per share	$—	N/A(2)

Liquidity (cash & undrawn VFN/RCF)(1)	$774	$753

Digital Investment Management & Operating:
Net income to common stockholders	$5	$(3)
Adjusted EBITDA	$34	$13
Core FFO	$22	$8
AFFO	$20	N/A(2)
Digital AUM (in billions)	$37.8	$23.3
________________________________________________
Note: Revenues and Net Income are consolidated while Adjusted EBITDA, Core FFO, AFFO, Liquidity and AUM are DBRG OP share.
(1) Amounts as of September 30, 2021 and September 30, 2020, respectively. Corporate revolving credit facility (RCF) maximum availability was $500 million as of September 30, 2020. In July 2021, the Company terminated and replaced the RCF with $200 million revolving Variable Funding Notes, which were undrawn as of September 30, 2021.
(2) AFFO introduced in Q3 2021 and was not reported in prior periods.

Digital Earnings - Stabilized Growth
•Digital Adjusted EBITDA increased to $34 million from the second quarter 2021 and by 160% from $13 million in the prior year driven by FEEUM growth and investments in digital operating companies.
•Following the accelerated timetable of DCP II fundraising, full year 2021 Digital IM fee revenue and FRE guidance increased to $165-$170 million from $145-$155 million and $95-$100 million from $90-$95 million, respectively.
•Simplified business strategy with two high-growth digital-focused revenue streams resulted in a decrease in reportable segments to three. Expanded Financial Supplemental Report now includes comparable historical data.
•Introduced Adjusted Funds From Operations (AFFO) metric, to capture recurring property-level capital expenditures, in-line with other digital REIT peers.

Common Stock and Operating Company Units
As of September 30, 2021, the Company had 494.1 million shares of Class A and B common stock outstanding and the Company’s operating partnership had 53.0 million operating company units outstanding and held by members other than the Company.
In October 2021, the Company, pursuant to a privately negotiated exchange agreement, exchanged approximately $44 million of the outstanding principal of the 5.75% exchangeable notes into approximately 20 million shares of the Company's class A common stock, along with accrued but unpaid interest.
Preferred Dividends
On August 4, 2021, the Company’s Board declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, such dividends were paid on October 15, 2021 to the respective stockholders of record on October 11, 2021.
In August 2021, the Company redeemed all of its outstanding shares of 7.5% Series G Cumulative Redeemable Perpetual Preferred Stock (NYSE: DBRG.PrG) (the “Series G Preferred Shares”) with a total liquidation preference of $86.3 million. Dividends on the Series G Preferred Shares ceased to accrue following the Redemption Date.
On November 3, 2021, the Company’s Board declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, such dividends will be paid on January 18, 2022 to the respective stockholders of record on January 10, 2022.
In October 2021, the Company announced that it is redeeming 2,560,000 shares, representing approximately 22.3% of the 11,500,000 issued and outstanding shares of 7.125% Series H Cumulative Redeemable Perpetual Preferred Stock (NYSE: DBRG.PrH) (the “Series H Preferred Shares”) with a total liquidation preference of $64 million. The cash redemption price for each Series H Preferred Share is $25, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date of November 15, 2021 (the “Redemption Date”). Dividends on the partially redeemed Series H Preferred Shares will cease to accrue on the Redemption Date.
Third Quarter 2021 Conference Call
The Company will conduct an earnings presentation and conference call to discuss the financial results on Thursday, November 4, 2021 at 10:00 a.m. ET. The earnings presentation will be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. A webcast of the presentation and conference call will be available on the Company’s website. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471.
For those unable to participate during the live call, a replay will be available starting November 4, 2021, at 1:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13724351. International callers should dial (412) 317-6671 and enter the same conference ID number.

Earnings Presentation and Supplemental Financial Report
A Third Quarter 2021 Earnings Presentation and Supplemental Financial Report is available in the Events & Presentations and Financial Information sections, respectively, of the Shareholders tab on the Company’s website at www.digitalbridge.com. This information has also been furnished to the U.S. Securities and Exchange Commission in a Current Report on Form 8-K.
About DigitalBridge Group, Inc.
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure REIT. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $38 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in Los Angeles, New York, London and Singapore. For more information on DigitalBridge, visit www.digitalbridge.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws, including statements related to our digital transformation. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the duration and severity of the current novel coronavirus (COVID-19) pandemic, and its impact on the global market, economic and environmental conditions generally and in the digital and communications technology, wellness infrastructure and hospitality real estate, other commercial real estate equity and debt, and investment management sectors; the effect of COVID-19 on the Company's operating cash flows, debt service obligations and covenants, liquidity position and valuations of its real estate investments; whether we will successfully execute our strategic transformation to become a digital infrastructure and real estate focused company within the timeframe contemplated or at all, and the impact of such transformation on the Company's legacy portfolios and assets, including whether such transformation will be consistent with the Company’s REIT status; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the Company's ability to complete anticipated monetizations of non-core assets within the timeframe and on the terms contemplated, if at all, and the impact of the completion of such sales; the impact of completed or anticipated initiatives related to our digital transformation, including the strategic investment by Wafra and the formation of certain other investment management platforms, on our company's growth and earnings profile; whether we will realize any of the anticipated benefits of our strategic partnership with Wafra, including whether Wafra will make additional investments in our Digital IM and Digital Operating segments; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital industry effectively; the ability to realize anticipated strategic and financial benefits from terminating the management agreement with Brightspire Capital, Inc. (NYSE:BRSP; formerly, Colony Credit Real Estate, Inc. or CLNC); the impact to our business operations and financial condition of realized or anticipated compensation and administrative savings through cost reduction programs; our ability to redeploy any proceeds received from the sale of our non-digital or other legacy assets within the timeframe and manner contemplated or at all; our business and investment strategy, including the ability of the businesses in which we have a significant investment (such as BRSP) to execute their business strategies; BRSP's trading price and its impact on the carrying value of the Company's investment in BRSP; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to grow our business by raising capital for the companies that we manage; our ability to deploy capital into new investments consistent with our digital business strategies, including the earnings profile of such new investments; the impact of adverse conditions affecting a specific asset class in which we have investments; the availability of, and competition for, attractive investment opportunities; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our ability to satisfy and manage our capital requirements; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; stability of the capital structure of our wellness infrastructure portfolio and OED portfolio; changes in interest rates and the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; adverse domestic or international economic conditions, including those resulting from the COVID-19 pandemic, and the impact on the commercial real estate or real-estate related sectors; the impact of legislative, regulatory and competitive changes; actions, initiatives and policies of the U.S. and non-U.S. governments and changes to U.S. or non-U.S. government policies and the execution and impact of these actions, initiatives and policies; whether we will maintain our qualification as a real estate investment trust for U.S. federal income tax purposes and our ability to do so; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; our understanding of our competition, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30,2021, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.
The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Source: DigitalBridge Group, Inc.
Investor Contacts:
Severin White
Managing Director, Head of Public Investor Relations
severin.white@digitalbridge.com
212-547-2777

Non-GAAP Financial Measures and Definitions
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization
The Company calculates Adjusted EBITDA by adjusting Core FFO to exclude cash interest expense, preferred dividends, tax expense or benefit, earnings from equity method investments, placement fees, realized carried interest and incentive fees and revenues and corresponding costs related to installation services. The Company uses Adjusted EBITDA as a supplemental measure of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.
Assets Under Management (AUM)
Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non digital investments as of the reporting date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the reporting date. AUM further includes uncalled capital commitments, but excludes DBRG OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.
DigitalBridge Operating Company, LLC (DBRG OP)
DBRG OP is the operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. The Company is the sole managing member of, and directly owns approximately 90% of the common units in, DBRG OP. The remaining common units in DBRG OP are held primarily by current and former employees of the Company. Each common unit is redeemable at the election of the holder for cash equal to the then fair value of one share of the Company’s Class A common stock or, at the Company’s option, one share of the Company’s Class A common stock. DBRG OP share excludes noncontrolling interests in investment entities. Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary, the “DBRG OP”) and noncontrolling interests. Figures labeled as DBRG OP share represent the Company’s pro-rata share.
Digital Operating Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA
The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight-line rental income/expense adjustments and amortization of acquired above- and below-market lease adjustments to rental income, revenues and corresponding costs related to the delivery of installation services, equity-based compensation expense, restructuring and transaction related costs, the impact of other impairment charges, gains or losses from sales of undepreciated land, gains or losses from foreign currency remeasurements, and gains or losses on early extinguishment of debt and hedging instruments. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. EBITDAre represents a widely known supplemental measure of performance, EBITDA, but for real estate entities, which we believe is particularly helpful for generalist investors in REITs. EBITDAre depicts the operating performance of a real estate business independent of its capital structure, leverage and noncash items, which allows for comparability across real estate entities with different capital structure, tax rates and depreciation or amortization policies. Additionally, exclusion of gains on disposition and impairment of depreciated real estate, similar to FFO, also provides a reflection of ongoing operating performance and allows for period-over-period comparability. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited.
Fee-Earning Equity Under Management (FEEUM)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.
Fee Related Earnings (FRE)
The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense excluding equity-based compensation, carried interest and incentive compensation, administrative expenses (excluding fund raising placement agent fee expenses), and other operating expenses related to the investment management business. The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the overall digital investment management business.
Funds From Operations (FFO), Core Funds From Operations (Core FFO) and Adjusted Funds From Operations (AFFO)
The Company calculates funds from operations (FFO) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable.
The Company computes core funds from operations (Core FFO) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) equity-based compensation expense; (ii) effects of straight-line rent revenue and expense; (iii) amortization of acquired above- and below-market lease values; (iv) debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts; (v) non-real estate depreciation, amortization and impairment; (vi) restructuring and transaction-related charges; (vii) non-real estate loss (gain), fair value loss (gain) on interest rate and foreign currency hedges, and foreign currency remeasurements except realized gain and loss from the Digital Other segment; (viii) net unrealized carried interest; and (ix) tax effect on certain of the foregoing adjustments. The Company’s Core FFO from its interest in BrightSpire Capital, Inc. (NYSE: BRSP) represented the cash dividends declared in the reported period. The Company excluded results from discontinued operations in its calculation of Core FFO and applied this exclusion to prior periods.
The Company computes adjusted funds from operations (AFFO) by adjusting Core FFO for recurring capital expenditures necessary to maintain the operating performance of its properties.
The Company uses FFO, Core FFO and AFFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs, and such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations and assesses the Company's ability to meet distribution requirements. The Company also believes that, as widely recognized measures of the performance of REITs, FFO, Core FFO and AFFO will be used by investors as a basis to compare its operating performance and ability to meet distribution requirements with that of other REITs. However, because FFO, Core FFO and AFFO exclude depreciation and amortization and does not capture changes in the value of the Company’s properties that resulted from use or market conditions, which has real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited.
FFO, Core FFO and AFFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO, Core FFO and AFFO should be considered only as supplements to GAAP net income as measures of the Company’s performance and to cash flow from operating activities computed in accordance with GAAP. Additionally, Core FFO and AFFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance.

(FINANCIAL TABLES FOLLOW)

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Cash and cash equivalents	$1,277,733	$703,544
Restricted cash	87,551	67,772
Real estate, net	4,914,813	4,451,864
Loans receivable	112,252	36,798
Equity and debt investments	793,065	792,996
Goodwill	761,368	761,368
Deferred leasing costs and intangible assets, net	1,241,042	1,340,760
Assets held for disposition	5,470,027	11,237,319
Other assets	739,603	784,912
Due from affiliates	45,527	23,227
Total assets	$15,442,981	$20,200,560
Liabilities
Debt, net	$4,571,210	$3,930,989
Accrued and other liabilities	951,882	1,034,282
Intangible liabilities, net	34,759	39,788
Liabilities related to assets held for disposition	3,831,563	7,886,516
Due to affiliates	228	601
Dividends and distributions payable	16,899	18,516
Total liabilities	9,406,541	12,910,692
Commitments and contingencies
Redeemable noncontrolling interests	348,170	305,278
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $947,500 and $1,033,750 liquidation preference; 250,000 shares authorized; 37,900 and 41,350 shares issued and outstanding	916,105	999,490
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 493,456 and 483,406 shares issued and outstanding	4,934	4,834
Class B, 1,000 shares authorized; 666 and 734 shares issued and outstanding	7	7
Additional paid-in capital	7,625,552	7,570,473
Accumulated deficit	(6,557,621)	(6,195,456)
Accumulated other comprehensive income	66,880	122,123
Total stockholders’ equity	2,055,857	2,501,471
Noncontrolling interests in investment entities	3,515,888	4,327,372
Noncontrolling interests in Operating Company	116,525	155,747
Total equity	5,688,270	6,984,590
Total liabilities, redeemable noncontrolling interests and equity	$15,442,981	$20,200,560

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,
	2021	2020
	(unaudited)	(unaudited)
Revenues
Property operating income	$194,854	$98,522
Interest income	3,086	1,258
Fee income	50,226	19,914
Other income	4,008	3,323
Total revenues	252,174	123,017
Expenses
Property operating expense	80,226	37,544
Interest expense	39,895	29,999
Investment expense	7,263	4,489
Transaction-related costs	936	3,311
Placement fees
Depreciation and amortization	129,186	80,564
Impairment loss	—	3,832
Compensation expense
Cash and equity-based compensation	55,933	36,400
Carried interest and incentive fee compensation	31,736	912
Administrative expenses	28,933	16,551
Settlement loss	—	—
Total expenses	374,108	213,602
Other income (loss)
Gain on sale of real estate assets	—	—
Other gain (loss), net	4,657	1,339
Equity method earnings (losses)	6,987	17,289
Equity method earnings (losses) - carried interest	58,382	6,082
Income (loss) before income taxes	(51,908)	(65,875)
Income tax benefit (expense)	10,973	13,226
Income (loss) from continuing operations	(40,935)	(52,649)
Income (loss) from discontinued operations	(10,429)	(308,581)
Net income (loss)	(51,364)	(361,230)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	7,269	(2,158)
Investment entities	(124,301)	(149,154)
Operating Company	4,311	(22,651)
Net income (loss) attributable to DigitalBridge Group, Inc.	61,357	(187,267)
Preferred stock redemption	2,865	—
Preferred stock dividends	17,456	18,517
Net income (loss) attributable to common stockholders	$41,036	$(205,784)
Loss per share—basic
Loss from continuing operations per share—basic	$(0.06)	$(0.08)
Net loss attributable to common stockholders per share—basic	$0.08	$(0.44)
Loss per share—diluted
Loss from continuing operations per share—diluted	$(0.06)	$(0.08)
Net loss attributable to common stockholders per share—diluted	$0.08	$(0.44)
Weighted average number of shares
Basic	485,833	471,739
Diluted	485,833	471,739

FUNDS FROM OPERATIONS, CORE FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	September 30, 2021	September 30, 2020
Net loss attributable to common stockholders	$41,036	$(205,784)
Adjustments for FFO attributable to common interests in Operating Company and common stockholders:
Net loss attributable to noncontrolling common interests in Operating Company	4,311	(22,651)
Real estate depreciation and amortization	126,494	162,705
Impairment of real estate	(8,210)	142,767
Loss (gain) from sales of real estate	(514)	(12,332)
Less: Adjustments attributable to noncontrolling interests in investment entities	(95,512)	(146,905)
FFO attributable to common interests in Operating Company and common stockholders	67,605	(82,200)

Additional adjustments for Core FFO attributable to common interests in Operating Company and common stockholders:
Adjustment to BRSP cash dividend	9,478	(18,207)
Equity-based compensation expense	9,038	7,879
Straight-line rent revenue and expense	(1,925)	(6,281)
Amortization of acquired above- and below-market lease values, net	(172)	(1,440)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	7,651	4,296
Non-real estate fixed asset depreciation, amortization and impairment	13,616	12,754
Restructuring and transaction-related charges(1)	19,501	13,044
Non-real estate (gains) losses, excluding realized gains or losses within the Digital Other segment	11,319	84,995
Net unrealized carried interest	(27,953)	(5,170)
Preferred share redemption loss	2,865	—
Deferred taxes and tax effect on certain of the foregoing adjustments	1,663	(7,917)
Less: Adjustments attributable to noncontrolling interests in investment entities	12,438	(38,042)
Less: Core FFO from discontinued operations	(123,075)	5,579
Core FFO attributable to common interests in Operating Company and common stockholders	$2,049	$(30,710)

Additional adjustments for AFFO attributable to common interests in Operating Company and common stockholders:
Less: recurring capital expenditures	(1,349)	N/A(4)
AFFO attributable to common interests in Operating Company and common stockholders	$700	N/A(4)

Core FFO per common share / common OP unit(2)	$—	$(0.06)
Core FFO per common share / common OP unit—diluted(2)(3)	$—	$(0.06)
AFFO per common share / common OP unit(2)	$—	N/A(4)
AFFO per common share / common OP unit—diluted(2)(3)	$—	N/A(4)
Weighted average number of common OP units outstanding used for Core FFO per common share and OP unit(2)	546,677	536,516
Weighted average number of common OP units outstanding used for Core FFO per common share and OP unit—diluted (2)(3)	546,677	536,516
__________
(1) Transaction-related costs primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.
(2) Calculated based on weighted average shares outstanding including participating securities and assuming the exchange of all common OP units outstanding for common shares.
(3) For the three months ended September 30, 2021 and September 30, 2020, excluded from the calculations of diluted Core FFO per share and diluted AFFO per share are Class A common stock or OP units issuable in connection with performance stock units, performance based restricted stock units and Wafra’s warrants, of which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company specific metrics, and the effect of adding back interest expense associated with convertible senior notes and weighted average dilutive common share equivalents for the assumed conversion of the convertible senior notes as the effect of including such interest expense and common share equivalents would be antidilutive.
(4) AFFO introduced in Q3 2021 and was not reported in prior periods.

ADJUSTED EBITDA
(In thousands, unaudited)

Three Months Ended September 30, 2021
Core FFO attributable to common interests in Operating Company and common stockholders	$2,049
Adjustments:
Less: Earnings of equity method investments	(5,784)
Plus: Preferred dividends	17,456
Plus: Core interest expense(1)	14,160
Plus: Core tax expense(1)	(12,638)
Plus: Non pro-rata allocation of income (loss) to NCI	231
Plus: Placement fees	2,102
Less: Net realized carried interest, incentive fees, and other adjustments to Fee Related Earnings	(7)
Plus: Installation services	53
Adjusted EBITDA (DBRG OP Share)	$17,622
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(1) Excludes components that are included in adjustments for Core FFO.

NET INCOME (LOSS) FROM CONTINUING OPERATIONS BY SEGMENT

(In thousands)	Three Months Ended September 30, 2021
Digital Investment Management	$39,272
Digital Operating	(71,822)
Corporate and Other	(8,385)
Total Consolidated	$(40,935)

RECONCILIATION OF DIGITAL OPERATING NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands)	Three Months Ended September 30, 2021
Digital Operating Net income (loss) from continuing operations	$(71,822)
Adjustments:
Interest expense	29,839
Income tax (benefit) expense	1,922
Depreciation and amortization	120,458
Digital Operating EBITDAre	80,397

Straight-line rent expenses and amortization of above- and below-market lease intangibles	482
Compensation expense—equity-based	308
Installation services	(4,058)
Transaction, restructuring & integration costs	4,042
Other (gain) loss, net	(285)
Digital Operating Adjusted EBITDA	$80,886

DBRG OP Share of Digital Operating Adjusted EBITDA	$13,637	(1)

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(1) Represents the Company 20% interest in DataBank, including zColo, and 13% interest in Vantage SDC.

RECONCILIATION OF DIGITAL INVESTMENT MANAGEMENT NET INCOME (LOSS) TO FRE / ADJUSTED EBITDA

(In thousands)	Three Months Ended September 30, 2021
Digital Investment Management net income (loss)	39,272
Adjustments:
Interest income	2,250
Depreciation and amortization	8,242
Compensation expense—equity-based	4,673
Compensation expense—carried interest and incentive	31,736
Administrative expenses—straight-line rent	74
Administrative expenses—placement agent fee	3,069
Incentive/performance fee income	(1,313)
Equity method (earnings) losses	(59,196)
Other (gain) loss, net	(461)
Income tax (benefit) expense	3,089
Digital Investment Management FRE / Adjusted EBITDA	$31,435

Digital Investment Management FRE / Adjusted EBITDA (DBRG share)	$20,736	(1)

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(1) Represents the Company interest after deducting Wafra's 31.5% interest.